UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2010 (please see special note under Item 5.03)

WRITERS’ GROUP FILM CORP.
(Exact name of registrant as specified in its charter)

Delaware	7812	56-2646829
(State or jurisdiction of incorporation or organization)	(Primary StandardIndustrial Classification Code Number)	(I.R.S. Employer Identification No.)

1752 East Avenue J #266, Lancaster, California, 93560, 213-694-1888
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendment to Certificate of Incorporation; Establishment of Certificate of Designation

PLEASE NOTE: We have not been required to report the events which we are now voluntarily reporting under this Item, as this Item – according to Item 5.03(a) of Form 8-K – is applicable only to registrants with a class of equities registered under Section 12 of the Securities Exchange Act of 1934, as amended. Our class of common stock is registered under Section 15(d) of the Securities Exchange Act of 1934, as amended.

We are therefore reporting the events under this Item on a purely voluntary basis, and have not failed to file timely reports as required by securities laws and rules.

On February 18, 2010, we submitted to the state of Delaware, and Delaware stamped and filed, an amendment to our Certificate of Incorporation, which is our charter document.

The amendment increased the number of shares of common stock which we are authorized to issue to 20,000,000,000, and newly established a new class of stock – preferred class stock – with 220,000,000 shares authorized.

Accompanying this filing is the file-stamped copy of this Amendment to our Certificate of Incorporation.

In addition, on February 18, 2010, we filed a Certificate of Designations with the state of Delaware, wherein we established the rights, responsibilities, rules and other parameters of our preferred stock.

Accompanying this filing is the file-stamped copy of this Certificate of Designations.

Item 8.01    Other Events: Additional Issuances of Shares of Common Stock

In September, 2009, we issued 20,000,000 new shares of our common stock through an S-8 registered offering. This brought the total number of shares of common stock issued and outstanding to 84,519,822.

On March 18, 2010, we issued 10,000,000 new shares of our common stock to Tal L. Kapelner, our President and Chairman, in exchange for the conversion of a $10,000 debt held by Mr. Kapelner from 2009. This brought the total number of shares of common stock issued and outstanding to 94,519,822.

On March 25, 2010, we issued 36,000,000 new shares of our common stock to five non-affiliates, in exchange for the conversion of a portion of several notes held by these non-affiliates. This brought the total number of shares of common stock issued and outstanding to 130,519,822.

Exhibits

Exhibit 5.03-1    File-stamped Amendment to Certificate of Incorporation (February 18, 2010)

Exhibit 5.03-2    File-stamped Certificate of Designations (February 18, 2010)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRITERS’ GROUP FILM CORP.

Date: May 20, 2010
/s/ Tal L. Kapelner
Tal L. Kapelner
President

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